Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         CHINA PACIFIC ACQUISITION CORP.

                            UNDER SECTION 102 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        THE UNDERSIGNED, being a natural person over the age of 18 years with a mailing address of c/o Reitler Brown & Rosenblatt LLC 800 Third Ave., 21st Floor, New York, New York 10022, for the purpose of forming a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

        FIRST: The name of the corporation is CHINA PACIFIC ACQUISITION CORP. (the "CORPORATION").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company.

        THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the GCL.

        FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is fifty-five million (55,000,000) shares, of which fifty million (50,000,000) shares shall be common stock, par value $0.0005 per share (the "COMMON STOCK"), and five million (5,000,000) shares shall be preferred stock, par value $0.0005 per share (the "PREFERRED STOCK"). Authority is hereby expressly granted to the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") or a committee thereof to which such authority may be delegated by the Board of Directors pursuant to the by-laws of the Corporation (the "By-Laws"), as from time to time amended, without requirement of any or further approval or other action by the stockholders of the Corporation, to designate, establish and issue shares of the Preferred Stock from time to time, in one or more series, and to fix by resolution or resolutions, the number of shares, the relative designations, powers, preferences, and rights (including, without limitation, liquidation, dividend, redemption and voting rights), and the relative qualifications, limitations, and restrictions, of each such series, to the fullest extent now or hereafter permitted by the laws of the State of Delaware.

        FIFTH:  The Corporation is to have perpetual existence.

        SIXTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be as specified in the By-Laws.
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        SEVENTH: The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

        EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws in accordance with the terms thereof.

        NINTH: Meetings of stockholders may be held within or without of the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

        TENTH:

        A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

        B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

        ELEVENTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves
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as a director of the Corporation  while this Article ELEVENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article ELEVENTH, and neither the amendment or repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article ELEVENTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article ELEVENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]
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        IN WITNESS WHEREOF,  I, Louis Smookler,  the sole  incorporator of China
        Pacific  Acquisition   Corp.,   have   executed  this   Certificate   of
        Incorporation on this 20th day of June, 2007, and do hereby certify under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.




                                        /s/ Louis Smookler
                                        ----------------------------------------
                                        Louis Smookler
                                        Sole Incorporator
                                        c/o Reitler Brown & Rosenblatt LLC
                                        800 Third Ave., 21st Floor
                                        New York, New York 10022